Exhibit 5.1

November 19, 2025

Duke Holding Inc.

5150 S Archibald Ave

Ontario, California 91762

Ladies and Gentlemen:

We have acted as counsel to Duke Holding Inc. (the “Company”), in connection with the registration statement on Form S-1 initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on October 24, 2025, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of certain shares of common stock, par value $0.0001 per share (the “Common Stock”), specifically (i) 1,250,000 shares of Common Stock, and (ii) up to 187,500 shares of Common Stock issuable upon the exercise of an over-allotment option granted to the underwriter by the Company, pursuant to the Underwriting Agreement between the Company and the underwriter named therein (the “Underwriting Agreement”).

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; and (iv) each natural person signing any document reviewed by us had the legal capacity to do so.

In connection with this matter, we have examined the Registration Statement, including the exhibits thereto; the articles of incorporation and the bylaws of the Company, as each of the same has been amended through the date hereof; the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books and resolutions; and such other documents, corporate records, and instruments and such laws and regulations as we have deemed necessary for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein. This opinion is limited to our review of Chapter 78 of the 2022 Nevada Revised Statutes as currently in effect, and we express no opinion as to the effect of any other law of the State of Nevada or the laws of any other jurisdiction.

www.htflawyers.com | info@htflawyers.com

950 Third Avenue, 19th Floor - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380

On the basis of and in reliance upon the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

HUNTER TAUBMAN FISCHER & LI LLC

www.htflawyers.com | info@htflawyers.com

950 Third Avenue, 19th Floor - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380